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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

[x]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a - 6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [x]  Soliciting Material Under Rule 14a-12

                           PILGRIM'S PRIDE CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
     [x]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                                                          (PILGRIM'S PRIDE LOGO)

June 9, 2003

A message to all ConAgra Poultry chicken division employees and their families:

We're pleased to tell you that today Pilgrim's Pride announced the acquisition of ConAgra's chicken division. We are very excited to welcome you to our team of world-class partners - which is what we call our employees - and look forward to working together with you to achieve the many benefits our combination will create. After the transaction is completed, Pilgrim's Pride will have annual net sales of approximately $5 billion and approximately 40,000 partners throughout the United States, Mexico and Puerto Rico. We will be a leading supplier of prepared chicken products and the second-largest company in the U.S. chicken industry.

Currently, Pilgrim's Pride Corporation is the second-largest poultry producer in the United States - the third-largest in chicken and fifth-largest in turkey - and the second-largest chicken company in Mexico. We employ more than 24,500 partners and have operations in Texas, Arkansas, Arizona, North Carolina, Pennsylvania, Virginia, West Virginia and Mexico. Our sales are primarily to foodservice, retail and frozen entree customers. Our consumer products are marketed under the well-known Pilgrim's Pride brand name.

We believe that with ConAgra's specialty prepared chicken products, strong brands, well-established distributor relationships and Southeastern processing facilities, we will be able to provide customers at every point on the distribution chain with the broadest range of quality value-added chicken products and services available in the market today.

ConAgra's facilities allow us to expand our reach across the Southeastern U.S., which complements our Central US and Mid-Atlantic regional operations. As a result, Pilgrim's Pride will be able to provide fresh chicken products to supermarkets and other retail customers throughout the Southeastern U.S. As the largest distributor of chicken products in Puerto Rico, ConAgra will also provide Pilgrim's Pride with a solid foothold in a profitable market.

We want to assure you that Pilgrim's Pride does not anticipate any significant workforce reductions. We also intend to honor all collective bargaining agreements. That being said, we do anticipate some consolidation of select administrative functions and operations as we go forward. We're forming transition teams, focusing on all facets of our operations, with representatives from both companies, to help ensure the successful integration of our businesses. We will keep you informed as plans progress.

We're looking forward to working with you and hope that you share our enthusiasm about our bright prospects for the future.

Sincerely,

/s/ O.B. GOOLSBY

O.B. Goolsby
President and Chief Operating Officer

IMPORTANT LEGAL INFORMATION: Investors and security holders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Pilgrim's Pride Corporation and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Pilgrim's Pride Corporation, at the SEC's web site at www.sec.gov. The proxy statement, and other related documents filed with the SEC by Pilgrim's Pride Corporation, may also be obtained for free by directing a request to Pilgrim's Pride Corporation at 110 South Texas, Pittsburg, Texas, 75686. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Pilgrim's Pride Corporation stockholders to approve the transaction at the following address: 110 South Texas, Pittsburg, Texas, 75686.



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                                                          (PILGRIM'S PRIDE LOGO)

9 de junio 2003

Un mensaje a todos los empleados de ConAgra de la division de Aves y sus familias:

Nos da mucho gusto decirles que hoy Pilgrim's Pride anuncio la adquisicion de la division de pollo de ConAgra. Con mucha emocion les damos a todos ustedes la bienvenida a nuestro equipo de Socios de clase mundial--esto es lo que les llamamos a nuestros empleados---y anticipamos trabajar con ustedes para lograr de todos los beneficios que creara esta combinacion. Despues de que se termine esta transaccion, Pilgrim's Pride tendra ventas anuales netas de aproximadamente $5 billones y aproximadamente 40,000 Socios por los Estados Unidos, Mexico, y Puerto Rico. Nosotros seremos proveedores principales de productos de pollo preparados y la segunda mas grande compania de la produccion de pollo en los Estados Unidos.

Actualmente, la Corporacion de Pilgrim's Pride es la segunda mas grande productor de pollo en los Estados Unidos--la tercer mas grande en pollo y la quinta mas grande en pavo---y la segunda mas grande compania de pollo en Mexico. Empleamos mas de 24,500 Socios y tenemos operaciones en Texas, Arkansas, Arizona, North Carolina, Pennsylvania, Virginia, West Virginia y Mexico. Nuestras ventas son principalmente a empresas de servicio de comidas, minoristas y clientes de comidas congeladas. Nuestros productos de cliente se venden bajo la marca muy bien conocida de Pilgrim's Pride.

Creemos que los productos especiales de pollo preparado, marcas fuertes, relaciones de distribuidor bien establecidas, y facilidades de proceso en el sudeste, podremos proveer clientes en cada punto de la cadena de distribucion con una variedad extenso de productos de pollo de valor anadido de calidad y servicios disponibles en el mercado hoy.

Las facilidades de ConAgra nos permite extendernos a traves del sudeste de los Estados Unidos, lo cual complementa nuestras operaciones regionales del centro y este partes de los Estados Unidos. Resultara en Pilgrim's Pride poder proveer productos de pollo fresco a los supermercados y a otros clientes minoristas por el sudeste de los Estados Unidos. Como el distribuidor mas grande de productos de pollo en Puerto Rico, ConAgra tambien proveera Pilgrim's Pride con una posicion solida en un mercado rentable.

Les queremos asegurar que Pilgrim's Pride no anticipa ningunas reducciones de trabajos significantes. Tambien tenemos todas intenciones de honrar nuestros contratos de negociaciones colectivas. Con esto ya dicho, si anticipamos alguna consolidacion de funciones administrativas y operacionales selectos mas adelante. Estamos formando equipos de transicion enfocando en todas areas de nuestras operaciones con miembros de las dos empresas para ayudarnos asegurar la integracion exitosa de nuestras empresas. Nosotros les comunicaremos del progreso de los planes.

Anticipamos trabajar con ustedes y esperamos que ustedes tambien comparten con nuestro mismo entusiasmo tocante nuestras perspectivas brillantes para el futuro.

Sinceramente,

/s/ O.B. GOOLSBY

O.B. Goolsby
Presidente y Ejecutivo de Operaciones


INFORMACION LEGAL IMPORTANTE: Inversionistas y poseedores de seguridades se urgen leer la declaracion de poder tocante la transaccion sugerida cuando este disponible porque contendra informacion importante. La declaracion de poder se archivara con el U.S. Securities and Exchange Commission por Pilgrim's Pride y poseedores de seguridades podran obtener una copia de la declaracion de poder gratis cuando se haga disponible, y otros documentos archivados con el SEC por la Corporacion de Pilgrim's Pride, en el sitio del web del SEC www.sec.gov. La declaracion de poder o otros documentos relacionados archivados con el SEC por la Corporacion de Pilgrim's Pride tambien se podran obtener gratis por dirigir su pedido con la Corporacion de Pilgrim's Pride en 110 South Texas, Pittsburg, Texas, 75686. Inversionistas pueden obtener una lista de nombres detalladas, afiliaciones y intereses de participantes en la solicitacion de poderes de las accionistas de la Corporacion de Pilgrim's Pride para aprobar la transaccion a la siguiente direccion: 110 South Texas Street, Pittsburg, Texas 75686.